Exhibit 10.1
PURCHASE AGREEMENT
     PURCHASE AGREEMENT, dated as of September 14, 2005 (this “Agreement”), by and between Annuity and Life Re (Holdings), Ltd. (the “Company”) and Overseas Partners Ltd. (the “Seller”).
     WHEREAS, the Seller is the holder of 1,773,050 common shares of the Company, par value $1.00 per share (the “Shares”), and Class B warrants to acquire an additional 133,396 common shares of the Company (the “Warrants”); and
     WHEREAS, the Seller desires to sell and transfer to the Company, and the Company desires to purchase from the Seller, the Shares and Warrants upon the terms and conditions set forth herein.
     NOW THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Purchase and Sale of Shares and Warrants
     Section 1.1 Purchase and Sale of Shares and Warrants. Upon the following terms and conditions, and in consideration of and in express reliance upon the representations, warranties and covenants set forth in this Agreement, the Seller shall sell to the Company, and the Company shall purchase from the Seller, the Shares and Warrants in exchange for $1,453,901 (the “Purchase Price”).
     Section 1.2. Closing. The closing (the “Closing”) of the purchase and sale of the Shares and Warrants to be acquired by the Company from the Seller under this Agreement shall take place at the offices of the Company on the date hereof or on such other date and at such other place as the Company and the Seller may agree upon (such date on which the Closing occurs, the “Closing Date”). At the Closing, the Company shall deliver the Purchase Price to the Seller by wire transfer or certified check and the Seller shall deliver to the Company all certificates representing the Shares and all agreements representing the Warrants, in each case, duly endorsed for transfer to the Company.
ARTICLE 2
Representations and Warranties
     Section 2.1. Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Company:
     (a) Authorization and Enforceability. This Agreement has been duly executed and delivered by the Seller and this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof. The Seller has the power, authority and capacity to execute this Agreement and any other documentation relating to this Agreement, including to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance. Such execution, delivery and performance by the Seller will not violate any law or agreement applicable to the Seller or by which the Seller is bound, and no consent or approval from any third party is required for such execution, delivery and performance by the Seller.
     (b) Title. As of the date hereof and the Closing Date, the Shares and Warrants represent the Seller’s entire ownership interest in the Company, and the Seller has the right to transfer good, valid and marketable title in and to the Shares and Warrants to the Company, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Upon transfer from the Seller in accordance with this Agreement, the Company shall have good, valid and marketable title in and to the Shares and the Warrants, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.
     (c) Investigation and Evaluation. The Seller acknowledges that:
          (i) the Seller has such knowledge and experience in financial and business matters and regarding the type of businesses conducted by the Company and each of its subsidiaries as to enable the Seller to evaluate the merits and risks of a sale of the Shares and Warrants to the Company and to make an informed decision with respect thereto;
          (ii) the Seller is aware that the Company is currently considering strategic alternatives that may be available to it, including a merger, sale, joint venture or other comparable transaction (a “Transaction”) and that the Purchase Price may be less than the possible consideration that the Seller might obtain for the Shares and the Warrants in connection with such a Transaction;
          (iii) the Seller and its directors, officers, employees, attorneys, accountants and advisors have been given the opportunity to examine to the full extent deemed necessary and desirable by the Seller all information with respect to the Company and each of its subsidiaries and any potential Transaction as requested by the Seller;
          (iv) the Seller has taken full responsibility for determining the scope of its investigations of the Company and each of its subsidiaries and for the manner in which such investigations have been conducted, and has examined the Company and each of its subsidiaries to the Seller’s full satisfaction;
          (v) the Seller is fully capable of evaluating the adequacy and accuracy of the information and material obtained by the Seller in the course of such investigations;
          (vi) the Seller has not relied on the Company or any of the Company’s subsidiaries with respect to any matter in connection with the Seller’s evaluation of the Company and each of its subsidiaries and any potential Transaction, other than the representations and warranties of the Company specifically set forth in Section 2.2 of this Agreement; and

          (vii) the Seller has evaluated its options and has determined in its business judgment to sell the Shares and Warrants upon the terms and conditions set forth in this Agreement in lieu of any consideration that it may otherwise receive in a Transaction.
     (d) Forecasts and Projections. The Seller acknowledges that (i) there are uncertainties inherent in attempting to make projections and forecasts and render opinions, (ii) the Seller is familiar with such uncertainties, and recognizes that any projections, forecasts or opinions furnished to it by the Company, its affiliates or any of its or their representatives are subject to such uncertainties and that the actual results of the operations of the Company or any consideration that may be payable to the Company’s shareholders in connection with any Transaction could differ materially from those anticipated in such projections, forecasts and opinions, and (iii) the Company is not making any representations or warranties, express or implied, with respect to any such projections or forecasts.
     Section 2.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller that this Agreement has been duly executed and delivered by the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof. The Company has the power, authority and capacity to execute this Agreement and any other documentation relating to this Agreement, including to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance. Such execution, delivery and performance by the Company will not violate any law or agreement applicable to the Company or by which the Company is bound, and no consent or approval from any third party is required for such execution, delivery and performance by the Company.
ARTICLE 3
Covenants of the Parties
     Section 3.1 Covenants. The parties hereto hereby covenant with each other as follows, which covenants are for the benefit of such parties and their respective permitted assigns:
     (a) Further Assurances. From and after the Closing Date, upon the request the Company or the Seller, the Seller and the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
     (b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

ARTICLE 4
Miscellaneous
     Section 4.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.
     Section 4.2 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither the Seller nor the Company make any representation, warranty, covenant or undertaking with respect to such matters, and this Agreement supersedes all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each such party and its permitted assigns.
     Section 4.3. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     Section 4.4. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
     Section 4.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of the other party hereto, and any attempted assignment without such consent shall be void ab initio.
     Section 4.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Island of Bermuda, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
     Section 4.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.
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     IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY Annuity and Life Re (Holdings), Ltd.
By:	/s/ John Lockwood
Name:	John Lockwood
Title:	Chief Financial Officer

SELLER Overseas Partners Ltd.
By:	/s/ Mark Bridges
Name:	Mark Bridges
Title:	Chief Executive Officer